                                     [LETTERHEAD]




                                        April 12, 2000

InTegCom, Inc.
280 Midland Avenue
Saddle Brook, NJ 07652

              Re: InTegCom, Corp.
                  Registration Statement
                  on Form SB-2 No. 333-94477

Gentlemen:

         You have requested that we express our opinion in connection with the proposed sale by InTegCom, Inc. (the "Company") of 1,000,000 units, consisting of the Company's Common Stock, par value $.01 per share, and 1,000,000 warrants to purchase 1,000,000 shares of such Common Stock, with respect to which a Registration Statement on Form SB-2 has been filed with the Securities and Exchange Commission. In addition, the underwriter has an overallotment option to purchase up to 150,000 additional units, also covered by such Registration Statement.

         As counsel to the Company, we have examined the minutes of the Company, a copy of its Certificate of Incorporation, its by-laws, and are familiar with the proceedings of its Board of Directors. We have also examined the Registration Statement on Form SB-2 filed with the Securities and Exchange Commission, and consulted with the appropriate officers of the Company. Based on the foregoing and on our examination of such other documents deemed pertinent by us, we are of the opinion that:

         1. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware with power and authority to own its properties and to conduct its business as described in the Registration Statement.

         2. The units, consisting of shares of common stock and warrants, being offered by the Company pursuant to such Registration Statement have been duly authorized and, when delivered against payment therefor and the terms of sale described therein, will be validly issued, fully paid and non-assessable.

CASCONE & COLE

         We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and all amendments thereto filed by the Company regarding the proposed public offering referred to above, and we further consent to being named in the prospectus filed in connection therewith under the caption "Legal Matters."

                                                     Very truly yours,

                                                     Cascone & Cole


                                       2